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EXHIBIT 99.1

    CERTAIN FINANCIAL INFORMATION OF STYLECLICK, INC.
As furnished to the Securities and Exchange Commission on October 25, 2001

All dollar ($) amounts herein are expressed in thousands.

Styleclick, Inc.'s ("Styleclick's") revenues for the three months ended September 30, 2001 were $901. Styleclick's EBITDA for the three months ended September 30, 2001 was $(1,785). Styleclick's revenues for the nine months ended September 30, 2001 were $7,358. Styleclick's EBITDA for the nine months ended September 30, 2001 was $(18,063). For purposes of this paragraph, "EBITDA" means net income plus (1) provision for income taxes,(2) minority interest, (3) interest income and expense, (4) depreciation and amortization, and (5) amortization of non-cash distribution, marketing, and compensation expenses.

Styleclick's management anticipates that Styleclick will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, which will contain more detailed financial information with respect to such quarter, on or before November 14, 2001.

The information contained herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of the senior management of Styleclick and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Press Release and Forward-looking Financial Information and in the documents Styleclick, Inc. files with the Securities and Exchange Commission. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: Styleclick's lack of profitability and anticipation of continued losses; Styleclick's evolving business model, which makes the prediction of future operating results difficult; Styleclick's reliance on USA Electronic Commerce Solutions, LLC; control of Styleclick by USA Networks, Inc.; the potential for conflicts of interest between the Styleclick and USA Networks, Inc. and its affiliates, including USA Electronic Commerce Solutions, LLC; possible future sales of Styleclick's securities by USA Networks, Inc.; Styleclick's future capital needs and the uncertainty of additional financing; the unpredictability and potential fluctuations in future revenues and operating results; the fact that Styleclick competes in new and emerging markets; and Styleclick's dependence on the continued growth of online commerce. Readers are cautioned not to place undue reliance of these forward-looking statements, which speak only as of the date hereof. Styleclick does not undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or any other reason.

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EXHIBIT 99.1